EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statements ((i) Form S-2 No. 333-69858; (ii) Forms S-3 No. 33-57119, No. 333-64381 and
333-84774;  (iii) Form S-4 No.  333-19113  and (iv) Forms S-8 No.  2-93146,  No.
333-61765, No. 333-61767 and No. 33-41408) of Urstadt Biddle Properties Inc. and in the related Prospectus of our report dated March 10, 2005, with respect to the Statement of Revenues and Certain Expenses of The Dock Shopping Center included in this Current Report (Form 8-K/A) for the year ended December 31, 2004.





New York, New York                                       Ernst & Young LLP
March 10, 2005